EXHIBIT 10.9

SECURITY AGREEMENT

This Security Agreement (this “Security Agreement”), dated as of June 27, 2012, is executed by Cord Blood America, Inc., a Florida corporation (“CBAI”); CorCell Companies, Inc., a Nevada corporation (“CCCI”); CorCell, Ltd., a Nevada corporation (“CCL”); Cord Partners, Inc., a Florida corporation (“CPI”); CBA Professional Services, Inc., d/b/a/ BodyCells, Inc., a Florida corporation (“CBAPSI”); CBA Properties, Inc., a Florida corporation (“CBAPI”); and Career Channel Inc., a Florida corporation (“Channel”); in favor of Tonaquint, Inc., a Utah corporation (“Secured Party”).  Each of CBAI, CCCI, CCL, CPI, CBAPSI, CBAPI, and Channel may be referred to herein as a “Debtor”, and collectively as the “Debtors”.

A. CBAI has issued to Secured Party a certain Secured Convertible Promissory Note dated June __, 2012, in the face amount of $1,252,000 (the “Note”).

B. CCCI, CCL, CPI, CBAPSI, CBAPI, and Channel are each wholly owned subsidiaries of CBAI, and each will substantially benefit from the credit extended to CBAI by the Secured Party as evidenced by the Note.

C. In order to induce Secured Party to extend the credit evidenced by the Note, Debtors have agreed to enter into this Security Agreement and to grant Secured Party the security interest in the Collateral (as defined below).

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtors hereby agree with Secured Party as follows:

1. Definitions and Interpretation. When used in this Security Agreement, the following terms have the following respective meanings:

“Collateral” has the meaning given to that term in Section 2 hereof.

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction.

“Obligations” means (a) all loans, advances, debts, liabilities and obligations, howsoever arising, owed by any Debtor to Secured Party or any affiliate of Secured Party of every kind and description, now existing or hereafter arising, whether created by the Note, this Security Agreement, that certain Securities Purchase Agreement of even date herewith, entered into by and between Debtor and Secured Party, as the same may be amended from time to time (the “Purchase Agreement”), any other Transaction Documents (as defined in the Purchase Agreement), any modification or amendment to any of the foregoing, guaranty of payment or other contract or by a quasi-contract, tort, statute or other operation of law, whether incurred or owed directly to Secured Party or as an affiliate of Secured Party or acquired by Secured Party or an affiliate of Secured Party by purchase, pledge or otherwise, (b) all costs and expenses, including attorneys’ fees, incurred by Secured Party or any affiliate of Secured Party in connection with the Note or in connection with the collection or enforcement of any portion of the indebtedness, liabilities or obligations described in the foregoing clause (a), (c) the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Security Agreement, and (d) the performance of the covenants and agreements of Debtors contained in this Security Agreement and all other Transaction Documents.

“Permitted Liens” means (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; (c) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and mechanic’s Liens, carrier’s Liens and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return of money bonds and other similar obligations, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements; (d) Liens in favor of Secured Party under this Security Agreement; (e) Liens securing obligations under a capital lease if such Liens do not extend to property other than the property leased under such capital lease; (f) Liens upon any equipment acquired or held by Debtors to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, so long as such Lien extends only to the equipment financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto, and (g) Liens up to a maximum amount of $25,000 in favor of Havi Enterprises, LLC.

“UCC” means the Uniform Commercial Code as in effect in (a) the State of Florida, and (b) the State of Nevada from time to time.

Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2. Grant of Security Interest.  As security for the Obligations, each Debtor hereby pledges to Secured Party and grants to Secured Party a security interest in all rights, title, interests, claims and demands of each such Debtor in and to the property described in Schedule A hereto, and all replacements, proceeds, products, and accessions thereof (collectively, the “Collateral”).

3. Authorization to File Financing Statements. Each Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction (including without limitation Florida and Nevada) or other jurisdiction of such Debtor any financing statements or documents having a similar effect and amendments thereto that provide any other information required by the Uniform Commercial Code (or similar law of any non United States jurisdiction, if applicable) or such state or jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Debtor is an organization, the type of organization and any organization identification number issued to such Debtor. Each Debtor agrees to furnish any such information to Secured Party promptly upon Secured Party’s request.

4. General Representations and Warranties.  Each Debtor represents and warrants to Secured Party that (a) Debtors are the owners of the Collateral and that no other person has any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens, and (b) upon the filing of UCC-1 financing statements in the applicable jurisdictions, Secured Party shall have a perfected first-position security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens.

5. Additional Covenants.  Each Debtor hereby agrees:

5.1. to perform all acts that may be necessary to maintain, preserve, protect and perfect in the Collateral, the Lien granted to Secured Party therein, and the perfection and priority of such Lien, except for Permitted Liens;

5.2. to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect Secured Party’s Lien hereunder and the priority thereof;

5.3. to provide at least fifteen (15) days prior written notice to Secured Party of any of the following events: (i) any changes or alterations of such Debtor’s name, (ii) any changes with respect to such Debtor’s address or principal place of business, (iii) any changes in the location of any Collateral, or (iv) the formation of any subsidiaries of such Debtor;

5.4. upon the occurrence of an Event of Default (as defined in the Note) under the Note and, thereafter, at Secured Party’s request, to endorse (up to the outstanding amount under such promissory notes at the time of Secured Party’s request), assign and deliver any promissory notes included in the Collateral to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify;

5.5. to the extent the Collateral is not delivered to Secured Party pursuant to this Security Agreement, to keep the Collateral at the principal office of such Debtor and not to remove the Collateral from such location without providing at least thirty (30) days prior written notice to Secured Party;

5.6. without limiting the foregoing, not to move any Collateral outside the United States without the consent of Secured Party; and

5.7. not to sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein without the prior consent of Secured Party.

6. Authorized Action by Secured Party.  Each Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Secured Party may perform (but Secured Party shall not be obligated to and shall incur no liability to such Debtor or any third party for failure so to do) any act which such Debtor is obligated by this Security Agreement to perform, and to exercise such rights and powers as such Debtor might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action Secured Party deems advisable, with respect to the Collateral; (d) insure, process and preserve the Collateral; (e) pay any indebtedness of such Debtor relating to the Collateral; (f) execute and file UCC financing statements and other documents, instruments and agreements with respect to the Collateral or as otherwise required or permitted hereunder; and (g) take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Security Agreement; provided, however, that Secured Party shall not exercise any such powers granted pursuant to subsections (a) through (c) prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. The powers conferred on Secured Party under this Section 6 are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither Secured Party nor any of its stockholders, directors, officers, managers, employees or agents shall be responsible to any Debtor for any act or failure to act, except with respect to Secured Party’s own gross negligence or willful misconduct.

7. Default and Remedies.

7.1. Default.  Debtors shall be deemed in default under this Security Agreement upon the occurrence of an Event of Default (as defined in the Note).

7.2. Remedies.  Upon the occurrence of any such Event of Default, Secured Party shall have the rights of a secured creditor under the UCC, all rights granted by this Security Agreement and by law, including, without limiting the foregoing, (i) the right to require Debtors to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party, and (ii) the right to take possession of the Collateral, and for that purpose Secured Party may enter upon premises on which the Collateral may be situated and remove the Collateral therefrom.  Debtors hereby agree that fifteen (15) days’ notice of a public sale of any Collateral or notice of the date after which a private sale of any Collateral may take place is reasonable.  In addition, each Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Secured Party’s rights and remedies hereunder, including, without limitation, Secured Party’s right following an Event of Default, to take immediate possession of Collateral and to exercise Secured Party’s rights and remedies with respect thereto. Secured Party may also have a receiver appointed to take charge of all or any portion of the Collateral and to exercise all rights of Secured Party under this Security Agreement.  Secured Party may exercise any of its rights under this Section 7.2 without demand or notice of any kind.  The remedies in this Security Agreement, including without limitation this Section 7.2, are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which Secured Party may be entitled.  No failure or delay on the part of Secured party in exercising any right, power, or remedy will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.  All of Secured Party’s rights and remedies, whether evidenced by this Security Agreement or by any other agreement, instrument or document shall be cumulative and may be exercised singularly or concurrently.

7.3. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, each Debtor acknowledges and agrees that it is not commercially unreasonable for Secured Party (i) to fail to incur expenses reasonably deemed significant by Secured Party to prepare Collateral for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as Debtors, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral. Each Debtor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Secured Party would fulfill Secured Party’s duties under the UCC in Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to Debtors or to impose any duties on Secured Party that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section.

7.4. Marshalling. Secured Party shall not be required to marshal any present or future Collateral for, or other assurances of payment of, the Obligations or to resort to such Collateral or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such Collateral and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Debtor hereby agrees that it will not invoke any law relating to the marshalling of Collateral which might cause delay in or impede the enforcement of Secured Party’s rights and remedies under this Security Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Debtor hereby irrevocably waives the benefits of all such laws.

7.5. Application of Collateral Proceeds.  The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Secured Party at the time of, or received by Secured Party after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(a) First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Secured Party;

(b) Second, to the payment to Secured Party of the amount then owing or unpaid on the Note (to be applied first to accrued interest and second to outstanding principal) and all amounts owed under any of the other Transaction Documents; and

(c) Third, to the payment of the surplus, if any, to Debtors, their successors and assigns, or to whosoever may be lawfully entitled to receive the same.

In the absence of final payment and satisfaction in full of all of the Obligations, Debtors shall remain jointly and severally liable for any deficiency.

8. Miscellaneous.

8.1. Notices.  Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Debtors or Secured Party under this Security Agreement shall be directed as set forth below (or as the recipient thereof shall otherwise have directed in writing in accordance herewith) in a manner set forth below and will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile, email or other form of electronic communication (with receipt of appropriate confirmation and provided that notice of an Event of Default may not be provided by email), (iv) one business day after being deposited with an overnight courier service of recognized standing, or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

Any Debtor:	Cord Blood America, Inc.
Attn: Joseph R. Vicente
and
Attn: Stephen Morgan
1857 Helm Drive
Las Vegas, NV 89119

Secured Party:	Tonaquint, Inc.
Attn: John M. Fife
303 East Wacker Drive, Suite 1200
Chicago, Illinois 60601

With a copy to (which shall not constitute notice):

Carman Lehnhof Israelsen LLP
Attn: Jonathan K. Hansen
4626 North 300 West, Suite 160
Provo, Utah 84604

8.2. Nonwaiver.  No failure or delay on Secured Party’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

8.3. Amendments and Waivers.  This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Debtors and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

8.4. Assignment.  This Security Agreement shall be binding upon and inure to the benefit of Secured Party and Debtors and their respective successors and assigns; provided, however, that Debtors may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Secured Party.

8.5. Cumulative Rights, etc.  The rights, powers and remedies of Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, or the Note, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party’s rights hereunder.  Each Debtor waives any right to require Secured Party to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Secured Party’s power.

8.6. Partial Invalidity.  If any part of this Security Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Security Agreement shall remain in full force and effect.

8.7. Expenses. Debtors shall jointly and severally pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Secured Party in connection with the custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which are not performed as and when required by this Security Agreement.

8.8. Entire Agreement. This Security Agreement and the other Transaction Documents, taken together, constitute and contain the entire agreement of Debtors and Secured Party with respect to this particular matter and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

8.9. Attorneys’ Fees. In the event of any litigation or dispute arising from this Security Agreement, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys' fees and expenses paid by said prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses.  Nothing herein shall restrict or impair a court's power to award fees and expenses for frivolous or bad faith pleading.

8.10. Waiver of Jury Trial. EACH PARTY TO THIS SECURITY AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS SECURITY AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY.  THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

8.11. Governing Law; Venue.  Except as otherwise specifically set forth herein, the parties expressly agree that this Security Agreement shall be governed solely by the laws of the State of Utah, without regard to its principles of conflict of laws. Each Debtor hereby expressly consents to the personal jurisdiction of the state and federal courts located in or about Salt Lake County, Utah for any action or proceeding arising from or relating to this Security Agreement, waives, to the maximum extent permitted by law, any argument that venue in any such forum is not convenient, and agrees that any such action or proceeding shall only be venued in such courts.

8.12. Counterparts.  This Security Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument.  Facsimile copies of signed signature pages will be deemed binding originals.

8.13. Termination of Security Interest.  Upon the payment in full of all Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to Debtors. Upon such termination, Secured Party hereby authorizes Debtors to file any UCC termination statements necessary to effect such termination and Secured Party will execute and deliver to Debtors any additional documents or instruments as Debtors shall reasonably request to evidence such termination.

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IN WITNESS WHEREOF, Secured Party and Debtors have caused this Security Agreement to be executed as of the day and year first above written.

CBA PROPERTIES, INC.

By:_________________________ Name: _________________________ Title: _________________________

CAREER CHANNEL INC.

By:_________________________ Name: _________________________ Title: _________________________

SCHEDULE A
TO SECURITY AGREEMENT

1.      All goods and equipment now owned or hereafter acquired, including, without limitation, all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

2.      All inventory now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Debtors custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Debtors’ books relating to any of the foregoing;

3.      All contract rights, general intangibles, health care insurance receivables, payment intangibles and commercial tort claims, now owned or hereafter acquired, including, without limitation, all patents, patent rights (and applications and registrations therefor), trademarks and service marks (and applications and registrations therefor), inventions, copyrights, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs including source code, trade secrets, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, customer data (including, without limitation all billing and contact information for current, prospective and past customers and payments), route lists, infringements, claims, computer programs, computer disks and all data thereon, computer tapes and all data thereon, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media;

4.      All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Debtors arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Debtors (subject, in each case, to the contractual rights of third parties to require funds received by Debtors to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtors and Debtors’ books relating to any of the foregoing;

5.      All documents, cash, deposit accounts, letters of credit, letter of credit rights, supporting obligations, certificates of deposit, instruments, chattel paper, electronic chattel paper, tangible chattel paper and investment property, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Debtors’ books relating to the foregoing;

6.      All other goods and personal property of Debtors, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired; and

7.      Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments and the proceeds thereof.

8.      Items 1-7 detailed above shall only apply to assets of Cord Blood America, Inc. (“CBAI”), a Florida corporation, and the  following United States based subsidiaries of CBAI: CorCell Companies, Inc., a Nevada corporation (“CCCI”), CorCell, Ltd., a Nevada corporation (“CCL”), Cord Partners, Inc., a Florida corporation (“CPI”); CBA Professional Services, Inc., d/b/a/ BodyCells, Inc., a Florida corporation (“CBAPSI”); CBA Properties, Inc., a Florida corporation (“CBAPI”); and Career Channel Inc., a Florida corporation (“Channel”) (CBAI, CCCI, CCL, CPI, CBAPSI, CBAPI, and Channel  are collectively referred to as “Debtors”), and income derived from such assets. Assets of any companies based outside of the United States in which CBAI holds an interest, whether majority owned by CBAI or otherwise, including income stemming from such assets or based on contracts with or CBAI’s ownership stake in such foreign based entities, are specifically excluded.